PRESS RELEASE

FOR IMMEDIATE RELEASE

CHEETAH ANNOUNCES INVICTA – INTEROIL AGREEMENT

Vancouver, BC: (October 12th, 2007) – Cheetah Oil and Gas Ltd. (OTCBB: COGL) (the “Company”) As previously announced, on May 23, 2007, we entered into an agreement with Kepis & Pobe Investments Inc. whereby Kepis & Pobe would acquire an interest in our Papua New Guinea petroleum prospecting licenses and petroleum retention licence comprising approximately 8,400,000 acres. Kepis & Pobe (or its assignee) have agreed to acquire shares in Cheetah Oil & Gas Ltd., our British Columbia subsidiary (“Cheetah B.C.”), representing 90% of the issued and outstanding shares of Cheetah B.C. Cheetah B.C. holds our licenses in Papua New Guinea. Kepis & Pobe has assigned all its rights and obligations under the subscription agreement to Invicta Oil & Gas Ltd.

On October 11, 2007, Invicta Oil & Gas Ltd. announced that it has signed a memorandum of understanding (the "MOU") with InterOil Corporation ("InterOil") with regards to three adjacent Petroleum Prospecting Licenses ("PPL") in Papua New Guinea, two of which are currently held by our Company and one of which is held by InterOil.

As Invicta announced, they and InterOil propose to enter into agreements to share data in respect of the properties, to undertake a joint exploration and development program in respect of up to four wells on the properties, and for offtake arrangements for the supply of natural gas from the properties to InterOil's planned LNG facilities in Papua New Guinea should natural gas be discovered on the properties.

Also as announced by Invicta, the MOU is subject to a number of conditions, including but not limited to the execution of definitive agreements contemplated by the MOU and Invicta's completion of the acquisition of its interest in our Company’s subsidiary (which acquisition requires the approval of the TSX Venture Exchange). The MOU expires on December 31, 2007 unless it has been replaced by formal agreements or has been extended by the consent of the parties. There can be no assurance that these conditions will be fulfilled.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things the completion of the acquisition by Kepis & Pobe/Invicta and any further exploration or production that may occur on the licenses in Papua New Guinea.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with oil and gas exploration, particularly in Papua New Guinea; changes in reserve estimates if any; the potential productivity of our properties; changes in the operating costs and changes in economic conditions and conditions in oil and gas exploration. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-KSB for the 2006 fiscal year, our quarterly reports on Form 10-QSB and other current reports filed from time-to-time with the Securities and Exchange Commission.

For further information, please contact:

Cheetah Oil & Gas Ltd.
Jesse Keller
Investor Relations
Toll Free: 1-888-228-9571
jkeller@cheetahoil.com
www.cheetahoil.com

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